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                                                              Exhibit 23.02



Legal Counsel's Consent

I do hereby consent to the use of my name in the within Registration Statement and the accompanying Prospectus of Northern States Power Company, a Minnesota corporation, and to the use of my opinion, filed as Exhibit 5.01 to the Registration Statement.


                                              /s/
                                              ------------------------
                                              Gary R. Johnson
                                              Vice President and
                                              General Counsel



Minneapolis, Minnesota
November 20, 1998